Securities Act of 1933 File No. _________
                            (If application to determine eligibility of trustee
                        for delayed offering  pursuant to  Section 305 (b) (2))
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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                         -----------------
                              FORM T-1

   STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
            OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
             PURSUANT TO SECTION 305(b)(2)___________
                         -------------------
                      THE CHASE MANHATTAN BANK
                       (NATIONAL ASSOCIATION)
         (Exact name of trustee as specified in its charter)

                             13-2633612
               (I.R.S. Employer Identification Number)

             1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
              (Address of  principal executive offices)

                                10081
                             (Zip Code)
                          ----------------
                         RYDER SYSTEM, INC.
        (Exact  name of obligor as specified in its charter)

                               FLORIDA
   (State or other jurisdiction of incorporation  or organization)

                             59-0739250
                (I.R.S. Employer Identification No.)

                        3600 N.W. 82ND AVENUE
                           MIAMI, FLORIDA
              (Address of principal  executive offices)

                                33166
                             (Zip Code)
                 -----------------------------------
                           DEBT SECURITIES
                 (Title of the indenture securities)
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

ITEM 1.  GENERAL INFORMATION.

                   Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                Comptroller of the Currency, Washington, D.C.

                Board of Governors of The Federal Reserve System, Washington,
                D.C.

        (b)  Whether it is authorized to exercise corporate trust powers.

                Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

             M. Anthony Burns, Chairman of the Board, President and Chief Executive Officer of Ryder System, Inc. is on the Board of Directors of The Chase Manhattan Corporation, the parent company of The Chase Manhattan Bank (National Association).

             David T. Kearns is on the Board of Directors of Ryder System, Inc. and The Chase Manhattan Corporation, the parent company of The Chase Manhattan Bank (National Association).

             (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

          List below all exhibits filed as a part of this statement of eligibility.
          *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.)
          *2. -- Copies of the respective authorizations of The Chase Manhattan
                    Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect.
                    (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
          *3. -- Copies of authorizations of The Chase Manhattan Bank (National
                    Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item
                    12), Registration No. 2-67437).
          *4. -- A copy of the existing by-laws of the trustee. (See Exhibit
                    T-1 (Item 12(a)), Registration No. 22-26320.)
          *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
          *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
           7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
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         *The Exhibits thus designated are incorporated herein by reference.
Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                             -------------------
                                      1.

                                     NOTE

            Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

            Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                  SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 17th day April 1995.

                                                      THE CHASE MANHATTAN BANK
                                                      (NATIONAL ASSOCIATION)

                                                      By______________________
                                                         Mary Lewicki
                                                         Second Vice President

                             -------------------
                                      2.

                                                                      EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                        THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on December 31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

CHARTER NUMBER 2370

COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT
STATEMENT OF RESOURCES AND LIABILITIES


                                                                                THOUSANDS
                                                                                OF DOLLARS
                            ASSETS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin                           $  4,517,179
  Interest-bearing balances                                                       7,001,642
Held to maturity securities                                                       1,593,325
Available-for-sale securities                                                     4,669,255
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
  Federal funds sold                                                              3,651,850
  Securities purchased under agreements to resell                                         0
Loans and lease financing receivable:
  Loans and leases, net of unearned income                     $50,879,818
  LESS: Allowance for loan and lease losses                      1,073,196
  LESS: Allocated transfer risk reserve                                  0
                                                               -----------
Loans and leases, net of unearned income, allowance,
    and reserve                                                                   49,806,622
Assets held in trading accounts                                                   13,112,807
Premises and fixed assets (including capitalized leases)                           1,758,500
Other real estate owned                                                              480,982
Investments in unconsolidated subsidiaries and associated companies                   55,722
Customers' liability to this bank on acceptances outstanding                         611,839
Intangible assets                                                                    787,948
Other assets                                                                       6,145,452
                                                                                 -----------
TOTAL ASSETS                                                                     $94,193,123

                                LIABILITIES

Deposits:
  In domestic offices                                                            $29,536,028
    Noninterest-bearing                                        $11,648,377
    Interest-bearing                                            17,887,651
  In foreign offices, Edge and Agreement
      subsidiaries, and IBFs                                                      36,020,612
    Noninterest-bearing                                        $ 2,320,293
    Interest-bearing                                            33,700,319
                                                               -----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
  its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased                                                          1,014,936
  Securities sold under agreements to repurchase                                     678,033
Demand notes issued to the U.S. Treasury                                             300,000
Trading liabilities                                                                8,066,477
Other borrowed money:
  With original maturity of one year or less                                       2,940,252
  With original maturity of more than one year                                       427,525
Mortgage indebtedness and obligations under capitalized leases                        40,550
Bank's liability on acceptances executed and outstanding                             616,531
Subordinated notes and debentures                                                  2,360,000
Other liabilities                                                                  5,195,890
                                                                                 -----------
TOTAL LIABILITIES                                                                 87,196,834
                                                                                 -----------
Limited-life preferred stock and related surplus                                           0
                                                                                 -----------
                                EQUITY CAPITAL

Perpetual preferred stock and related surplus                                              0
Common stock                                                                         915,576
Surplus                                                                            4,656,010
Undivided profits and capital reserves                                             1,478,713
Net unrealized holding gains (losses) on available-for-sale securities               (64,959)
Cumulative foreign currency translation adjustments                                   10,949
                                                                                 -----------
TOTAL EQUITY CAPITAL                                                               6,996,289
                                                                                 -----------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
  AND EQUITY CAPITAL                                                             $94,193,123
                                                                                 -----------

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                               (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Richard J. Boyle            Directors
(Signed) Donald H. Trautlein